Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 25, 2014, relating to the financial statements and financial highlights which appear in the July 31, 2014 Annual Reports to Shareholders of iShares China Large-Cap ETF, iShares FTSE China ETF, iShares MSCI ACWI ETF, iShares MSCI ACWI ex U.S. ETF, iShares MSCI Europe Small-Cap ETF (formerly the iShares Developed Small-Cap ex North America ETF), iShares MSCI Kokusai ETF, iShares MSCI Europe Financials ETF, iShares MSCI Qatar Capped ETF, iShares MSCI UAE Capped ETF, iShares MSCI All Country Asia ex Japan ETF, iShares MSCI All Country Asia Information Technology ETF, iShares MSCI All Country Asia ex Japan Small-Cap ETF, iShares MSCI USA Momentum Factor ETF, iShares MSCI USA Value Factor ETF, iShares MSCI USA Size Factor ETF, iShares MSCI USA Quality Factor ETF, iShares MSCI EAFE ETF, iShares Currency Hedged MSCI EAFE ETF, iShares MSCI EAFE Small-Cap ETF, iShares MSCI EAFE Growth ETF, iShares MSCI EAFE Value ETF, iShares North American Tech ETF, iShares North American Tech-Multimedia Networking ETF, iShares PHLX Semiconductor ETF, iShares North American Tech-Software ETF, iShares North American Natural Resources ETF, iShares MSCI EAFE Minimum Volatility ETF, iShares MSCI USA Minimum Volatility ETF, iShares MSCI Europe Minimum Volatility ETF, iShares MSCI Japan Minimum Volatility ETF, iShares MSCI Asia ex Japan Minimum Volatility ETF, iShares Conservative Allocation ETF, iShares Moderate Allocation ETF, iShares Growth Allocation ETF, iShares Aggressive Allocation ETF, iShares Morningstar Multi-Asset Income ETF, iShares Core MSCI EAFE ETF, iShares Core MSCI Total International Stock ETF, iShares Core MSCI Europe ETF and iShares Core MSCI Pacific ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California

November 24, 2014